CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT made as of the 15th day of October, 2010.

BETWEEN:
NATURE’S CALL BRANDS, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

- and -

1367826 ONTARIO LIMITED, a corporation incorporated under the laws of the Province of Ontario

(the “Consultant”)

- and -

ROBBIE MANIS

(the “Officer”)

WHEREAS the Company is desirous of engaging the Consultant and the Consultant is desirous of accepting such mandate, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

NOW THEREFORE

1.
The Consultant will make available the services of the Officer who will act as the Chief Executive Officer, Secretary and Treasurer as well as the sole director of the Company. In this capacity the Officer will fulfill all senior officer duties as required by the Company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company, coordinating all required accounting, reporting and disclosure and fulfilling any other needed administrative functions.

2.
In consideration of the provisions of the Consulting Services, the Company shall pay to the Consultant the sum of US$5,000 per month (the “Basic Monthly Fee”), on the 15th day of each calendar month for the duration of the Agreement, exclusive of any applicable sales tax.

3.	This Consulting Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

4.	This Agreement shall be governed by the laws of the State of Nevada, without reference to conflict of laws principles.

5.	This Consulting Agreement may be executed in counterparts, which execution may be by facsimile, each of which shall be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

NATURE’S CALL BRANDS, INC.
By:	/s/ Robbie Manis
Robbie Manis, Chief Executive Officer

1367826 ONTARIO LIMITED
By:	/s/ Robbie Manis
Name: Robbie Manis A.S.O.

SIGNED, SEALED AND DELIVERED in the presence of /s/ Signed	) ) ) ) ) )	/s/ Robbie Manis
Witness		Robbie Manis